SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER MATTERS

On August 12, 2003, the Registrant announced that James A. Fontaine has joined the Registrant, as Chief Executive Officer (CEO) and President. Albert H. Taddiken, formerly the Registrant’s Chief Technical Officer (CTO), has been named the Registrant’s Chief Operating Officer. Rob-Roy J. Graham, formerly the Chief Financial Officer (CFO) of Intervoice, Inc., has been named the Registrant’s new CFO, effective August 25, 2003. Nancy A. Richardson will retain the positions of Vice President, General Counsel and Secretary and will remain CFO until Mr. Graham’s arrival.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: August 13, 2003	By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

2

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Registrant’s press release issued on August 12, 2003, announcing a new executive management team.	4

3